UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2006

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)
Registrant’s telephone number, including area code:	(716) 857-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 10, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of National Fuel Gas Company (the “Company”) approved long-term performance incentives under the National Fuel Gas Company Performance Incentive Program (the “Program”). The Committee established levels of performance at which 50%, 100%, 150% and 200% of the Target Incentive will be payable, as set forth below. For performance levels between established levels, a portion of the Target Incentive will be payable as determined by mathematical interpolation.

The Committee designated a Performance Period of October 1, 2005 to September 30, 2008. The Performance Condition is the Company’s total return on capital as compared to that of a group of peer companies. Payment will be made in accordance with the Program if the Company achieves performance as detailed below:

National Fuel Rank as a Percentile of Peer Group	Percentage of Target Incentive Paid

Less than 45.01%	0%
45.01%	50.00%
60.00%	100.00%
75.00%	150.00%
100.00%	200.00%

For the October 1, 2005 to September 30, 2008 Performance Period, the Committee approved the following Target Incentives for the following executive officers of the Company: P. C. Ackerman, $650,000; D. F. Smith, $375,000; R. J. Tanski, $250,000; A. M. Cellino, $85,000; J. R. Pustulka, $85,000; J. D. Ramsdell, $85,000; P. M. Ciprich, $85,000; K. M. Camiolo, $30,000; and D. L. DeCarolis, $30,000.

In addition, on May 10, 2006, the Committee awarded non-qualified stock options under the National Fuel Gas Company 1997 Award and Option Plan (the “Plan”) to various employees of the Company and its subsidiaries, including the following executive officers: P. C. Ackerman, 100,000; D. F. Smith, 55,000; R. J. Tanski, 36,000; A. M. Cellino, 12,000; J. R. Pustulka, 12,000; J. D. Ramsdell, 12,000; P. M. Ciprich, 12,000; K. M. Camiolo, 7,500; and D. L. DeCarolis, 5,000. The options have an exercise price of $35.105 and become exercisable on May 10, 2007. The options expire May 10, 2016. The current form of award letter used for options issued under the Plan is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	Exhibit 10.1	Form of Award Notice under National Fuel Gas Company 1997 Award and Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By: /s/ James R. Peterson

James R. Peterson

Assistant Secretary

Dated: May 16, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Award Notice under National Fuel Gas Company 1997 Award and Option Plan